UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2007

Southwest Airlines Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611, Dallas, Texas		75235-1611
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On May 16, 2007, at the 2007 Annual Meeting of Shareholders of Southwest Airlines Co. (the "Company"), the Company’s Shareholders approved the Southwest Airlines Co. 2007 Equity Incentive Plan (the "Plan"). The Plan became effective upon such approval and permits grants of stock options, restricted stock, restricted stock units, and performance awards (collectively, "Awards").

The Plan will be administered by the Board of Directors of the Company or by a committee of the Board whose members satisfy the independence criteria established by the Plan. The Board or committee, as applicable, will be referred to as the "committee." Awards may be granted to Employees of the Company and to non-Employee members of the Board. Each individual who becomes a non-Employee member of the Board after adoption of the Plan and who has not previously been granted stock options under the Plan or any other plan of the Company will, on the date of his or her initial appointment or election to the Board, be granted a non-qualified stock option to purchase 10,000 shares of the Company's Common Stock at a price equal to 100 percent of the fair market value of the Common Stock on such date. In addition, each individual who became a non-Employee member of the Board prior to the adoption of the Plan and who had not previously been granted stock options under any plan of the Company was granted an option, on the date of the 2007 Annual Meeting of Shareholders, to purchase 8,000 shares of the Company's Common Stock at a price equal to 100 percent of the fair market value of the Common Stock on such date. These automatic grants have a term of ten years and will become exercisable with respect to one-third of the shares covered thereby annually, beginning on the first anniversary of the date of grant. The committee generally has the authority to grant other Awards on such terms and conditions as the committee, in its discretion, may from time to time determine; however, (i) no Awards may be granted under the Plan after ten years from the date of its adoption by the Board, which occurred on March 15, 2007, and no stock option may be exercisable after the expiration of ten years from the date of its grant; (ii) the exercise price of any stock option may not be less than the fair market value of the Company's Common Stock on the date of grant; (iii) Awards that have not vested as of the date of a Plan participant's termination of service with the Company will terminate in accordance with the terms specified in the Plan; (iv) in no event may an award of restricted stock or restricted stock units that has a vesting schedule based on the passing of time have (or be accelerated such that it has) a vesting schedule of less than three years from the date of grant, and no more than 33-1/3 percent of any such Award may vest on each anniversary of the date of grant; and (v) in no event may an award of restricted stock or restricted stock units that is structured as a performance award vest (or be accelerated such that it vests) in under one year from the date of grant. The Plan also specifically provides that the committee may not reprice a stock option for any reason.

The maximum number of shares of Common Stock that may be issued under the Plan with respect to all types of Awards in the aggregate may not exceed 6,000,000; provided that no more than 2,400,000 of the 6,000,000 shares may be issued pursuant to restricted stock and restricted stock unit awards, collectively. The maximum number of shares of Common Stock with respect to which Awards may be granted in the aggregate to any participant during the term of the Plan may not exceed 450,000.

The Company's principal executive officer, principal financial officer, and other executive officers who were "named executive officers" in the Company's proxy statement for its 2007 Annual Meeting of Shareholders are eligible to participate in the Plan, but have not yet received any Awards under the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The Plan is also described in detail in the Company's proxy statement filed with the Securities and Exchange Commission on April 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Airlines Co.

May 17, 2007	By:	Deborah Ackerman

Name: Deborah Ackerman
Title: Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Southwest Airlines Co. 2007 Equity Incentive Plan